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                                                                    EXHIBIT 99.3


                                      PROXY
                              SYMANTEC CORPORATION
                               WORLD HEADQUARTERS
                          20330 STEVENS CREEK BOULEVARD
                           CUPERTINO, CALIFORNIA 95014

           PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                               DECEMBER 15, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned stockholder(s) appoints Gregory Myers and Derek P. Witte, and each of them with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Symantec Corporation ("Symantec") and all of the Exchangeable Shares of Delrina Corporation, a wholly owned subsidiary of Symantec, that are held of record by the undersigned as of November 3, 2000, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Symantec to be held on December 15, 2000 at Symantec Corporation, World Headquarters, 20300 Stevens Creek Boulevard, Cupertino, California, at 10:00 a.m., (Pacific Time), and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                SEE REVERSE SIDE



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                                       Please mark [X] votes as in this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2 AND 3.

                                                  FOR     AGAINST   ABSTAIN

1.      Proposal to approve the issuance of
        shares of Symantec common stock in the
        merger of Apache Acquisition Corp., a
        wholly owned subsidiary of Symantec,
        with and into AXENT Technologies, Inc.    [ ]       [ ]       [ ]

2.      Proposal to approve an amendment to
        Symantec's 1996 Equity Incentive Plan     [ ]       [ ]       [ ]

3.      Proposal to approve an amendment to the
        certificate of incorporation to increase
        the number of authorized shares of
        Symantec common stock                     [ ]       [ ]       [ ]


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

            This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature: ____________ Date: _________

Signature: ____________ Date: _________

            WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.